EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

                           Eat Joe's U of P., Inc.
                           E. A. J. Phl, Airport, Inc.
                           Eat at Joe's Gallery, Inc.
                           E. A. J. Enterprises, Inc.
                           Eat at Joe's Harborplace, Inc.
                           E. A. J. Shoppington, Inc.
                           Eat at Joe's Neshaminy, Inc.
                           Eat at Joe's Plymouth Incorporated
                           E. A. J. Danbury, Inc.